Exhibit 10.44

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EMPLOYMENT CONTRACT AMENDMENT

The undersigned:

ING Personnel VOF, hereinafter referred to as the “Partnership,” based in Amsterdam , here represented by Dr. J.H.J. Zegering Hadders;

and

Dr. E.L. Steenbergen residing in Heelsum

Declare, in deviance from or supplementary to, the stipulations in the employment contract of May 19, 2004 (the “Employment contract”). To have agreed on the following;

1. Duration of the contract

In deviance from the stipulations in article 2 of the Employment contract it will anyway legally end as soon as you become sixty five years of age.

2. Leave

In deviance from the stipulations in article 5 of the Employment contract you are entitled to 30 days leave per calendar year.

3. Pension scheme

In deviance from the stipulations in article 6 of the Employment contract, effective from January 1, 2006, the Rules of the Directors’ pension scheme 2006-1, attached as appendix to this agreement, applies to you. These Rules, effective January 1, 2006, replaces the Pension scheme ING, Directors’ pension scheme, that became effective January 1, 2004, from which no more rights can be derived from January 1, 2006.

An own contribution is due for participation in the amended Pension scheme ING for members of the board, who are insured with the National Dutch Life Insurance Company N.V. The effective date for pension accrual, stated in the Employment contract, remains unchanged.

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4. Life-course savings scheme

Supplementary to the stipulations in article 12 of the Employment contract you, effective January 1, 2006, have the option to participate in the Life-course savings scheme ING for members of the board 2006 in accordance with what has been attached to this agreement Rules Life-course savings scheme ING 2006 for members of the board.

5. Illness/disability

In deviance from the stipulations in article 10 of the Employment contract, it applies that, should you become ill or disabled, you and the partnership will do the utmost, to have you again take part in the labour process, as soon as responsibly possible medically and labour-wise. Unless this is, based on the nature of the disease or disability, not possible, the reintegration will take place on the basis of written reintegration plan that has compiled in mutual consultation between the parties and based on realistic objectives. Periodic checks will be done to see the extent to which the set objectives have been realized to date and could be realized in future, on the basis of which the reintegration plan can be amended.

In respect of your income position during your illness or disability, as long as it has not been adapted to the Work and Income (Capacity to Work) Act (WIA), the regulation below applies:

As long as your employment with the Partnership continues you will receive:

I.	from the 1st through 52nd week of your illness or disability: a gross payment based on 100% of your gross fixed annual income;

II.	for the hours worked during your 53rd through 104th week of your disability: a gross payment of 100% of your gross fixed annual income:

for the hours not worked during your 53rd through 104th week of your disability:

a.	a gross payment based on 70% of your gross fixed annual income;

b.

a supplementary gross payment based on 20% of your gross fixed annual income, provided the Partnership, at the end of the 52nd week of your illness or disability, is of the opinion that you, up to then, had sufficiently cooperated in your reintegration and as long as you, in the opinion of the Partnership, continue cooperating in your reintegration.

c.

a gross bonus based on 10% of your gross fixed annual income provided the Partnership is of the opinion that, after expiration of the 104th your week of your disability, or so much earlier as your disability came to an end completely, that you have realized the maximum attainable extent of reintegration medically and labour-wise.

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6. Directors’ pension scheme

Effective January 1, 2006 chapter E of the applicable Management regulations scheme as intended in article 25 of the Employment contract is replaced by chapter E of the Management regulations 2006, attached to this agreement.

7. Final stipulation

The amendment reservation included in article 18 of the Employment contract shall apply mutatis mutandis to the regulation included under 3. and 4. above.

Agreed on and signed in Amsterdam, on December 8, 2005.

ING Personeel VOF

[signature]

By: Mr. J.H.J. Zegering Hadders,
Here acting as proxy holder of
ING Bank N.V., partner of ING Personnel VOF
And ING Verzekeringen Nederland N.V., partner of ING Personnel VOF,
As such independently authorised to represent ING Personnel VOF

In agreement: Dr. E.L. Steenbergen

Date:                [handwritten:] 01-17-2005

Signature :        [signature]

Appendices:

1.	Rules Directors’ pension scheme 2006-1

2.	Rules Life-course savings plan ING for members of the board (2006)

3.	Chapter E Management regulations 2006

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